Exhibit 5.2

REEDER & SIMPSON P.C.

Attorneys-at-Law

RRE Commercial Center

Ace Building, Suite 205

1 Main Road

Majuro, Marshall Islands MH 96960

July 20, 2012

Navios Maritime Holdings Inc.

85 Akti Miaouli Street

Piraeus, Greece 185 38

Dear Sirs:

Re: NAVIOS MARITIME HOLDINGS INC.

We are licensed to practice law in the Republic of the Marshall Islands and Liberia and are members in good standing of the Bar of the Marshall Islands and of Liberia.

We have acted as counsel to Navios Maritime Holdings Inc., a Marshall Islands corporation (the “Company”) and the Covered Guarantors (as defined below) on matters of Marshall Islands and Liberian law in connection with the offer by the Company and Navios Maritime Finance (US) Inc., a Delaware corporation (“NMFI” and together with the Company, the “Co-Issuers”) to exchange up to US$88,000,000 in aggregate principal amount of the Co-Issuers new 8 7/8% First Priority Ship Mortgage Notes due 2017 (the “Exchange Notes”) which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 8 7/8% First Priority Ship Mortgage Notes due 2017 (the “Outstanding Notes”) in each case pursuant to the Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the “Registration Statement”). The Outstanding Notes and the Exchange Notes are collectively referred to herein as the “Notes.” As used herein, the “Covered Guarantors” means the Guarantors listed on Schedule I hereto.

In connection herewith we have examined originals or copies of:

1.	the Indenture dated November 2, 2009 by and among the Co-Issuers, the guarantors party thereto and Wells Fargo Bank N.A., as trustee and collateral trustee with respect to the 8 7/8% First Priority Ship Mortgage Notes due 2017 as supplemented from time to time (the “Indenture”);

2.	the Notes; and

3.	the Notations of Guarantee (as defined in the Indenture).

The documents referred to in Items 1, 2 and 3 above are referred to herein as the “Documents.”

We have also examined and relied upon originals, or copies certified to our satisfaction, of all such records, documents, certificates of officers of the Company, the Covered Guarantors and of public officials and such other instruments, and made such other inquiries, as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.

As to questions of fact material to this opinion, we have, with your approval, where relevant facts were not independently established, relied upon, among other things, the representations made in the Documents and certificates of officers of the Company and the Covered Guarantors.

For the purpose of this opinion, we have further assumed:

(a) the power, authority and legal right of all parties to the Documents to enter into and to perform their respective obligations thereunder and that the Documents have been duly authorized, executed and delivered by each such party (in each case, other than the Company and the Covered Guarantors);

(b) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c) the due compliance of each of the Documents with all matters of, and the validity and enforceability thereof under, all such laws as govern or relate to it (other than the laws of the Republic of the Marshall Islands and Liberia as to which we are opining);

(d) that each of the parties to the Documents (other than the Company and the Covered Guarantors) has duly and validly executed and delivered the Documents to which it is a party and has complied with all legal requirements pertaining to its status as such status relates to its rights to seek benefits of and enforce the Documents against the Company or the Covered Guarantors, as the case may be; and

(e) that any required consents, licenses, permits, approvals, exemptions, qualifications or authorizations of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the Republic of the Marshall Islands and Liberia in connection with the transactions contemplated by the Documents have been duly obtained or made.

Based upon and subject to the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that, insofar as the laws of the Republic of the Marshall Islands or Liberia, as the case may be, are concerned:

(i) Each of the Company and each Covered Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Marshall Islands or Liberia, as the case may be.

(ii) Each of the Company and each Covered Guarantor has full power, authority and legal right to execute, deliver and perform its obligations under the Documents to which it is a party.

(iii) Each of the Company and each Covered Guarantor has duly authorized, executed and delivered the Documents to which it is a party.

(iv) No consent, approval, license or exemption by, order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Company or any Covered Guarantor under the laws of the Republic of the Marshall Islands or Liberia, as the case may be, in connection with its execution and delivery of the Documents to which it is a party or the performance by it of its obligations thereunder other than those that have been obtained or made.

(v) The execution, delivery and performance of the Documents to which each of the Company and each Covered Guarantor is a party does not and will not result in any violation of the provisions of the charter or bylaws of the Company or the Covered Guarantors, as applicable, or any applicable Marshall Islands or Liberian law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any Marshall Islands or Liberian government, government instrumentality or court.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Furthermore, Fried, Frank, Harris, Shriver & Jacobson LLP may rely on this opinion, as if it were addressed to them, in rendering their opinion that is filed as Exhibit 5.1 to the Registration Statement.

Yours faithfully,

/s/ Raymond E. Simpson

REEDER & SIMPSON P.C.

Schedule I

Corporation	Jurisdiction
Achilles Shipping Corporation	Marshall Islands
Aegean Shipping Corporation	Marshall Islands
Anemos Maritime Holdings Inc.	Marshall Islands
Apollon Shipping Corporation	Marshall Islands
Arc Shipping Corporation	Marshall Islands
Astra Maritime Corporation	Marshall Islands
Beaufiks Shipping Corporation	Marshall Islands
Mauve International S.A.	Marshall Islands
Corsair Shipping Ltd.	Marshall Islands
Ducale Marine Inc.	Marshall Islands
Ginger Services Co.	Marshall Islands
Herakles Shipping Corporation	Marshall Islands
Highbird Management Inc.	Marshall Islands
Hios Shipping Corporation	Marshall Islands
Horizon Shipping Enterprises Corporation	Marshall Islands
Ionian Shipping Corporation	Marshall Islands
Kleimar Ltd.	Marshall Islands
Cinthara Shipping Ltd.	Marshall Islands
Kypros Shipping Corporation	Marshall Islands
Magellan Shipping Corporation	Marshall Islands
Mercator Shipping Corporation	Marshall Islands
Meridian Shipping Enterprises Inc.	Marshall Islands
Navimax Corporation	Marshall Islands
Navios Corporation	Marshall Islands
Navios Handybulk Inc.	Marshall Islands
Navios International Inc.	Marshall Islands
Navios Shipmanagement Inc.	Marshall Islands,
Nostos Shipmanagement Corp.	Marshall Islands
Tulsi Shipmanagement Co.	Marshall Islands

Corporation	Jurisdiction
Solange Shipping Ltd.	Marshall Islands
Pharos Navigation S.A.	Marshall Islands
Portorosa Marine Corp.	Marshall Islands
Primavera Shipping Corporation	Marshall Islands
Pueblo Holdings Ltd.	Marshall Islands
Quena Shipmanagement Inc.	Marshall Islands
Red Rose Shipping Corp.	Marshall Islands
Rheia Associates Co.	Marshall Islands
Rowboat Marine Inc.	Marshall Islands
Rumer Holding Ltd.	Marshall Islands
Shikhar Ventures S.A.	Liberia
Sizzling Ventures Inc.	Liberia
Star Maritime Enterprises Corporation	Marshall Islands
Mandora Shipping Ltd	Marshall Islands
Taharqa Spirit Corp.	Marshall Islands
Vector Shipping Corporation	Marshall Islands
Aquis Marine Corp.	Marshall Islands
Navios Tankers Management Inc.	Marshall Islands
Serenity Shipping Enterprises Inc.	Marshall Islands
Rawlin Services Company	Marshall Islands
Aramis Navigation Inc.	Marshall Islands
Faith Marine Ltd.	Liberia